Exhibit 10.22

Type: Management Rollover Stock Appreciation Right
Name:
Number of Shares Subject to Rollover SARs:
Price per Share: $[ ]
Date of Grant:

HEALTHCARE TECHNOLOGY HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS STOCK APPRECIATION RIGHT ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE MANAGEMENT STOCKHOLDERS AGREEMENT (AS DEFINED IN THE HEALTHCARE TECHNOLOGY HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN).

HEALTHCARE TECHNOLOGY HOLDINGS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

MANAGEMENT ROLLOVER STOCK APPRECIATION RIGHT AGREEMENT

This agreement (the “Agreement”) evidences a rollover stock appreciation right granted by Healthcare Technology Holdings, Inc. (the “Company”) to the undersigned (the “Grantee” and together with the Company, the “Parties”), pursuant to and subject to the terms of the Healthcare Technology Holdings, Inc. 2010 Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. Unless defined herein, all capitalized terms shall have the meaning set forth in the Plan.

WHEREAS, on [            ], the Company, Healthcare Technology Acquisition, a Delaware corporation and indirect, wholly owned subsidiary of the Company (“Merger Sub”), and IMS Health Incorporated (“IMS”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into IMS, with IMS as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, immediately prior to the Merger, the Grantee held certain stock appreciation rights (the “IMS SARs”), that were granted pursuant to the IMS Health Incorporated 2000 Stock Incentive Plan or the 1998 IMS Health Incorporated Employees’ Stock Incentive Plan (including predecessor plans, collectively, the “IMS Plans”) with respect to shares of IMS common stock, all of which became fully vested in connection with the Merger;

WHEREAS, the Company has agreed to substitute stock appreciation rights with respect to shares of Stock on the terms hereinafter set forth (the “Rollover SARs”) in exchange for the IMS SARs;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Treatment of IMS SARs. Each IMS SAR previously entitling the Grantee to acquire shares of IMS stock on the terms set forth in such IMS SAR and the applicable IMS Plan is hereby exchanged for a Rollover SAR to acquire, in whole or in part, on the terms provided herein and in the Plan, the number of shares of Stock set forth on Schedule I (the “Shares”) with an exercise price per share of Stock as set forth on Schedule I across from such Rollover SAR, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions following the date hereof. The exchange of Rollover SARs for IMS SARs is intended to qualify as a stock right substitution under Treas. Regs. §1.409A-1(b)(5)(v)(D) and shall be construed accordingly. Without limiting the foregoing, each Rollover SAR shall (i) be fully vested at all times; (ii) expire not later than the latest date on which the corresponding IMS SAR would have expired (the “Final Exercise Date”); and (iii) be governed in all respects by the terms of the corresponding IMS SAR, except for (A) the number and type of shares of Stock subject to the Rollover SAR, (B) the exercise price of the Rollover SAR, (C) the provisions of Section 7 of the Plan, (D) the provisions of the Plan applicable to governance, amendment, termination, administration, interpretation and similar matters, (E) the provisions set forth in Section 7 of this Agreement and (F) all other provisions of the Plan that as applied to the Rollover SAR would not be treated as inconsistent with satisfaction of the requirements of Treas. Regs. § 1.409A-1(b)(5)(v)(D). The Rollover SAR is granted to the Grantee in connection with the Grantee’s employment by the Company in substitution of an IMS SAR.

2. Representations and Warranties of the Company. The Company represents and warrants to the Grantee that the statements in this Section 2 are true and correct as of the date of this Agreement.

(a)	Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)	Authorization, Execution and Delivery of the Agreement. The Company has the capacity, full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c)	Valid Issuance of the Rollover SARs. The shares of Stock issuable upon exercise of the Rollover SARs that are being granted to the Grantee hereunder, when issued in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable.

3. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Company that the statements in this Section 3 are true and correct as of the date of this Agreement.

(a)	Ownership of IMS Securities. The Grantee holds and is the owner of the IMS SARs. Except for the provisions of the applicable IMS Plan and any transfer restrictions under applicable securities law, the IMS SARs are held free and clear of all mortgages, liens, licenses, pledges, charges, claims, security interests, encumbrances, agreements, rights of first refusal, options or restrictions of any kind whatsoever (including, without limitation, restrictions on the right to sell or otherwise dispose of such IMS SARs) or other defects in title.

(b)	Authorization, Execution and Delivery of the Agreement. The Grantee has the capacity, full power and authority to execute and deliver this Agreement, to perform the Grantee’s obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Grantee and constitutes the valid and legally binding obligation of the Grantee, enforceable in accordance with its terms and conditions. The Grantee need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c)	Investment. The Grantee understands that the holding of Rollover SARs involves substantial risk. The Grantee understands that, following the effective time of the Merger, IMS, as the surviving corporation of the Merger, intends to file a Form 15 to deregister the IMS common stock under the Securities Exchange Act of 1934, as amended, and suspend its duty to file periodic and current reports thereunder. There is not expected to be any public or other market for the Shares, and there can be no assurance as to when, or whether, any such market will develop. The Grantee is electing to receive the Rollover SARs for his or her own account, for investment purposes only and not with a view to the distribution or public offering thereof in violation of the United States Securities Act of 1933, as amended (the “Securities Act”), or any applicable United States federal or state securities laws or regulations.

(d)	No Registration. The Grantee has been advised that neither the Rollover SARs nor the shares of Stock issuable upon exercise thereof are being registered under the Securities Act, upon the basis that the transaction is exempt from such registration requirements pursuant to regulations promulgated by the Securities and Exchange Commission, and that reliance by the Company on such exemptions are predicated in part on the Grantee’s representations set forth herein, and, as a result, none of the Rollover SARs, or any shares issued upon exercise or distribution thereof, may be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provisions of applicable state securities laws or pursuant to an applicable exemption therefrom. The Grantee is aware that the Company is not under any obligation to effect any such registration with respect to the Rollover SARs or the shares of Stock issuable upon exercise thereof or to file for or comply with any exemption from registration. The Grantee further acknowledges that his or her rights and interests under and with respect to the Rollover SARs and Shares issued upon any exercise or distribution thereof will be subject to the terms and conditions of the Plan and the Management Stockholders Agreement and the Grantee will have no further rights under the IMS SARs exchanged for such Rollover SARs. The Grantee has such knowledge and experience in financial and business matters that the Grantee is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Grantee is an “accredited investor” as that term is defined in Regulation D under the Securities Act. The address of the Grantee is as set forth under the Grantee’s name on the signature page hereof.

(e)	No Other Representations or Warranties; Acknowledgments. No representations or warranties, oral or otherwise, have been made to the Grantee (or any party acting on the Grantee’s behalf) in connection with the offer and issuance of the Rollover SARs other than the representations and warranties specifically set forth in this Agreement. The Grantee has had an opportunity to consult an independent tax and legal advisor and the Grantee’s decision to enter into this Agreement has been based solely upon the Grantee’s evaluation. The Grantee is aware that the Management Stockholders Agreement provides significant restrictions on the Grantee’s ability to transfer or dispose of the Rollover SARs and the shares of Stock issuable upon exercise thereof.

(f)

Disclosure. The Grantee is employed by IMS or one of its subsidiaries. In connection with the Grantee’s exchange of IMS SARs for Rollover SARs, the Grantee has received a copy of the proxy statement dated December 29, 2009 related to the Merger and a confidential memorandum dated February 17, 2010 relating to the opportunity to invest in the Rollover SARs and describing the equity securities of the Company, including the Rollover SARs, and has been given access to all other information regarding the financial condition and the proposed business and operations of the Company, IMS and its subsidiaries that the Grantee has requested in order to evaluate his or her investment in the Company. The Company has made available to the Grantee the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company and IMS concerning the terms and conditions of the offering of the Rollover SARs, and to obtain any additional information desired by the Grantee with respect to the Company, IMS and its subsidiaries.

4. Share Restrictions, Etc. Not later than upon the execution of this Agreement and effective as of the date hereof, the Grantee has executed and become a party to the Management Stockholders Agreement. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Management Stockholders Agreement.

5. Legends, Etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Management Stockholders Agreement.

6. Transfer of Rollover SARs. Any transfer of Rollover SARs by a Grantee shall be governed by and subject to the terms and conditions of the Plan.

7. Exercise. The Rollover SAR shall be exercised by the Grantee under the terms set forth in the Plan, as modified by this Section 7. Upon a cessation of Employment, the Grantee shall be entitled to exercise the Rollover SAR until the Final Exercise Date. Notwithstanding the foregoing, if the Grantee’s Employment terminates as a result of a voluntary resignation without Good Reason (other than Retirement) on or prior to [            ] or as a result of a termination by the Company for Cause, or if the Grantee Competes (as such term is defined in the Management Stockholders Agreement) with the Company within eighteen (18) months of any cessation of Employment, the Grantee shall be required to exercise the Rollover SAR within ninety (90) days of such cessation of Employment or within thirty (30) days of the date on which the Company receives notice that the Grantee has Competed, as applicable. The Rollover SAR, to the extent not so exercised, shall terminate at the expiration of such period with no consideration due to the Grantee.

8. Withholding. The exercise of the Rollover SARs will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Grantee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. In the event of an exercise of the Rollover SAR, or a portion of the Rollover SAR, in connection with or following a cessation of Employment as result of death, Disability, termination by the Company without Cause, voluntary resignation for Good Reason or the Grantee’s Retirement, or a voluntary resignation without Good Reason after [            ], or in the event of an exercise of the Rollover SAR, or a portion of the Rollover SAR, on or immediately prior to the Final Exercise Date while the Grantee remains employed, the Grantee may elect to have shares of Stock held back by the Company having a Fair Market Value equal to the applicable minimum tax withholding requirements in accordance with the Plan. The Grantee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee and the Company may so withhold.

9. Effect on Employment. Neither the grant of the Rollover SARs, nor the issuance of Shares upon exercise of the Rollover SARs, shall give the Grantee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her Employment at any time.

10. Termination. The Grantee hereby acknowledges and agrees that none of the Company or any of its subsidiaries, or any of their respective officers, directors or employees shall have any liability or obligation to the Grantee as a result of this Agreement in the event the Merger Agreement is terminated (or the Merger otherwise does not occur), and that nothing set forth in this Agreement shall limit or otherwise affect the Company’s ability to exercise any of its rights under the Merger Agreement, including its rights under Article VIII thereof. This Section 10 shall survive any termination of this Agreement.

11. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

By acceptance of the Rollover SARs, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Management Stockholders Agreement.

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Executed as of the      day of             ,         .

Healthcare Technology Holdings, Inc.	HEALTHCARE TECHNOLOGY HOLDINGS, INC.

By:
Name:
Title:

Grantee
Name:

Address:

[Signature Page to Management Rollover Stock Appreciation Rights Agreement]